Exhibit 10.14

as of November 19, 2021

VNB New York, LLC
1 Penn Plaza, Suite 4625
New York, New York 10119

Ladies and Gentleman:

This letter (this "**Letter**") is written in connection with the extension of credit to BRT Apartments Corp., a Maryland corporation having an office at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021 ("**Borrower**") by VNB New York, LLC a New York limited liability company having an office at 1 Penn Plaza, Suite 4625, New York, New York 10119 ("**Lender**").

Reference is hereby made to that certain Amended and Restated Loan Agreement dated as of November 18, 2021 by and between Borrower and Lender (as the same may be amended, supplemented, restated, increased, extended and consolidated, substituted or replaced from time to time, the "**Loan Agreement**"). Capitalized terms used herein but not defined shall have the meaning given to such terms in the Loan Agreement.

Borrower and Lender hereby agree that, in order to correct certain scrivener's errors set forth in Section 1.01 of the Loan Agreement, the definitions of the defined terms "Deposit Account Control Agreement" and "Security Agreement" shall each be amended and restated in their entirety as follows:

> "**Deposit Account Control Agreement**" shall mean that certain Deposit Account Control Agreement, dated as of April 18, 2019, concerning all depository accounts of the Borrower maintained at Valley National Bank, as the same may be amended or supplemented from time to time.
>
> "**Security Agreement**" shall mean that certain agreement, dated as of April 18, 2019, by Borrower granting to Lender a security interest in the Collateral Accounts, as the same may be amended or supplemented from time to time.

Except as modified by this Letter, all of the terms, covenants, conditions and provisions of the Loan Agreement and all other Loan Documents (as defined in the Loan Agreement) are hereby ratified and confirmed and shall remain in full force and effect.

This Letter (a) cannot be modified or amended orally, but only by a writing signed by each party hereto; (b) can be terminated only by a writing signed by each party; (c) shall be governed by and construed in accordance with the laws of the State of New York and the United States of America; (d) may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when executed and delivered, shall constitute an original

agreement enforceable against all who signed it without production of or accounting for any other counterpart, and all separate counterparts shall constitute the same agreement; and (e) embodies the entire agreement and understanding between the parties with respect to modifications of instruments provided for herein and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter.

Very truly yours,

BRT APARTMENTS CORP.

By: ______________________
Name: Steven Rosenzweig
Title: Sr. VP

ACCEPTED AND AGREED:

VNB NEW YORK, LLC

By: ______________________
Name: Andrew Baron
Title: First Vice President